EXHIBIT 3.1

           RESTATED CERTIFICATE OF INCORPORATION
                            OF
                   FRONTIER CORPORATION


     Under Section 807 of the Business Corporation Law


     We, the undersigned, JOSEPH P. CLAYTON and
JOSEPHINE S. TRUBEK, being respectively the Chief Executive
Officer and the Corporate Secretary of Frontier
Corporation, do hereby CERTIFY that:

     1.   The name of the Corporation is "FRONTIER
CORPORATION". The Corporation was originally incorporated under the name "Rochester Telephone Corporation".

     2.   The Certificate of Incorporation of the
Corporation was filed in the Department of State of the State of New York on February 25, 1920. A Restated
Certificate of Incorporation was filed in the Department of State of the State of New York on April 2, 1968 and on
February 17, 1995.

     3. The Certificate of Incorporation, as now in full force and effect, is hereby amended as follows:

          (A)  Article First of the Certificate of
Incorporation is amended to add the phrase "(hereinafter sometimes called the "Corporation")" after the name of the Corporation.

          (B)  Article Second of the Certificate of
Incorporation, which sets out the purposes of the Corporation, is amended to reword the first paragraph, but not change its substantive provisions, and add the second paragraph, which states that the Corporation's powers are not limited by the preceding paragraph.

          (C)  Article Third of the Certificate of
Incorporation, which sets out the authorized shares of the Corporation, is amended to (i) decrease the authorized
Common Stock of the par value of One Dollar ($1.00) per share from Three Hundred Million (300,000,000) shares to One Thousand (1,000) shares, (ii) eliminate Four Million
(4,000,000) shares of Class A Preferred Stock of the par value of One Hundred Dollars ($100.00) per share and Eight
Hundred and Fifty Thousand (850,000) shares of Cumulative
Preferred Stock of the par value of One Hundred Dollars
($100.00) per share, and to eliminate the preferences, privileges, voting powers, restrictions and qualifications applicable thereto.

     The number of issued shares of the Corporation prior to this amendment is 1,000, and the terms of the change are 1 share of Common Stock for each 1 share of the presently issued Common Stock. There are no issued or outstanding shares of Class A Preferred Stock or Cumulative Preferred
Stock.

     In order to effect the foregoing, Article Third is hereby amended to read as follows:

     3. The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each share having a par value of one dollar ($1.00). The holders of the Common
     Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

          (D)  Article Fourth of the Certificate of
Incorporation, which sets out the power to issue preferred stock, is deleted and replaced with a provision setting forth the county of the office of the Corporation, which county is not being changed and which was previously set forth in Article Tenth.

          (E)  Article Fifth of the Certificate of
Incorporation, which sets out the respective rights, preferences and limitations of the shares of cumulative preferred stock, is deleted, as the Corporation will no longer have authorized shares of preferred stock, and replaced with a provision designating the agent for the Corporation, which agent has not changed and which was originally set forth in Article Tenth, and changing the address for the mailing of a copy of any process in any action or proceeding against the Corporation from 180 South
Clinton Avenue, Rochester, New York 14646-0700, Attention:
Secretary, to c/o Global Crossing Ltd., 712 Fifth Avenue,
41st floor, New York, New York 10019, Attention: General
Counsel.

          (F)  Article Sixth of the Certificate of
Incorporation, which sets out the provisions of the cumulative preferred stock, is deleted, as the Corporation will no longer have authorized shares of preferred stock, and replaced with provisions for the management of the business and the conduct of the affairs of the Corporation and setting forth the powers of the Corporation, its directors and stockholders.

          (G)  Article Seventh of the Certificate of
Incorporation, which sets out the redemption rights of the Corporation with respect to common stock, is deleted, as the common stock of the Corporation will no longer have redemption rights, and replaced with a provision setting forth the personal liability of directors, which provision replaces the provision setting forth the personal liability of directors originally set forth in Article Eleventh.

          (H)  Article Eighth of the Certificate of
Incorporation, which sets out the term of the Corporation, is deleted in its entirety so that the Certificate of Incorporation will no longer contain a provision setting forth the term of the Corporation.

          (I)  Article Ninth of the Certificate of
Incorporation, which sets forth the number of directors, is deleted in its entirety. The number of directors is now specified in Article 6 in the provisions for the management of the business and the conduct of the affairs of the Corporation.

          (J)  Article Tenth of the Certificate of
Incorporation, which sets out the office and agent of the Corporation, is deleted in its entirety. The office of the Corporation is now set forth in Article 3. The agent of the Corporation is now set forth in Article 5.

          (K)  Article Eleventh of the Certificate of
Incorporation, which sets out the personal liability of directors, is deleted in its entirety. The provision setting forth the personal liability of directors is now set forth in Article 7.

     4. The text of the Certificate of Incorporation, as amended as described in Paragraph 3 above, is restated to read in its entirety as follows:

          1.   The name of the corporation shall be
          Frontier Corporation (hereinafter sometimes called the "Corporation").

          2. The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be organized under the Business
          Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

          It is hereby expressly provided that the foregoing shall not be held to limit or restrict in any manner the powers of this Corporation; and that this Corporation may do all and everything necessary, suitable and appropriate for the exercise of any of its general powers.

          3. The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each share having a par value of one dollar ($1.00). The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

          4. The office of the Corporation in the State of New York shall be located in the County of Monroe.

          5.   The Secretary of State of the State of New
          York is hereby designated as the agent of the Corporation upon whom any process may in any action or proceeding against it be served. The post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the Corporation which may be served upon it is: c/o Global
          Crossing Ltd., 712 Fifth Avenue, 41st floor, New
          York, New York 10019, Attention:  General
          Counsel.

          6. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (a)  The business and affairs of the
          Corporation shall be managed by or under the direction of the Board of Directors.

               (b)  The directors shall have concurrent
          power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

               (c)  The number of directors of the
          Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

               (d)  In addition to the powers and authority
          hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Business Corporation Law, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

               (e)  Any member of the Board of Directors
          may be removed, with or without cause, at any time prior to the expiration of his term by a majority vote of the outstanding shares.

          7. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business
          Corporation Law of the State of New York, as the same may be amended and supplemented.

     5.   This amendment and restatement of the Certificate
of Incorporation was authorized by:

          (A) the Board of Directors of the Corporation by unanimous written consent pursuant to Sections 803 and 708(b) of the Business Corporation Law of the State of New
York; and

          (B) the shareholders holding at least a majority of all the outstanding shares of the Corporation entitled to vote thereon by unanimous written consent of shareholders pursuant to Sections 803 and 615 of the Business Corporation Law of the State of New York.

     IN WITNESS WHEREOF, this Restated Certificate of
Incorporation has been subscribed this 28th day of September, 1999 by the undersigned, who affirm that the statements made herein are true and correct under the penalty of perjury.


                         By:  /s/Joseph P. Clayton
                              -------------------------
                         Name:     Joseph P. Clayton
                         Title:    Chief Executive Officer


                         By:  /s/Josephine S. Trubek
                              --------------------------
                         Name:     Josephine S. Trubek
                         Title:    Corporate Secretary